Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ondas Holdings Inc. of our report dated March 8, 2021 on our audits of the financial statements of Ondas Holdings Inc. as of and for the years ended December 31, 2020 and 2019.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 5, 2021